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[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 10, 2002

Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, Mississippi 39213

         Re: Southern Farm Bureau Variable Account
             (File Nos. 333-79865; 811-09371)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Experts" in the statement of additional information filed as part of Post-Effective Amendment Number 3 to the registration statement on Form N-4 for Southern Farm Bureau Variable Account (File Nos. 333-79865; 811-09371). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By: /s/ STEPHEN E. ROTH
                                                -------------------------
                                                    Stephen E. Roth, Esq.